EXHIBIT 20.1

Monthly Servicing Report
Superior Wholesale Inventory Financing Trust VIII
October 2003

I	Initial SWIFT VIII Series 2003-A Statistics
	Trust Cap	$3,632,000,000.00
	Pool Balance at Initial Cut-Off Date	$4,379,979,916.46
	Initial Trust Balance	$3,632,000,000.00
	Offered Term Note	$2,000,000,000.00
	Initial Revolving Note Balance	$1,500,000,000.00
	Certificate Balance	$132,000,000.00
	Reserve	$262,920,000.00
	Cash Accumulation Reserve-Notes	$24,406,000.00
	Cash Accumulation Reserve-Certificates	$4,050,000.00
II	Current Collection Period Statistics
	Pool and Trust Statistics
	Beginning Pool Balance	$4,409,829,842.73
	New A/R Principal	2,116,327,047.00
	Principal Reductions	(1,523,355,149.69)
	Factory Credits/Warranty Repurchases	(309,888,569.53)
	Partial Pay-Off Account	(349,720,191.52)
	Administrative Repurchases	—
	Warranty Repurchases	—
	Eligible Accounts Repurchased	—
	Defaulted Receivables	—

	Net Change in Pool Balance	$(66,636,863.74)

	Ending Pool Balance	$4,343,192,978.99
	Average Daily Pool Balance	$4,197,866,700.23

	Beginning Trust Balance	$3,632,000,000.00
	Ending Trust Balance	$3,632,000,000.00
	Average Daily Trust Balance	$3,632,000,000.00

	Beginning Cash Accumulation Reserve Fund Account-Term Notes	$24,406,000.00
	Ending Cash Accumulation Reserve Fund Account-Term Notes	$24,406,000.00
	Change in Cash Accumulation Reserve Fund Account-Term Notes	$—

	Beginning Cash Accumulation Reserve Fund Account-Certificates	$4,050,000.00
	Ending Cash Accumulation Reserve Fund Account-Certificates	$4,050,000.00
	Change in Cash Accumulation Reserve Fund Account-Certificates	$—

	Excess Available Receivable Balance	$470,580,432.43

	Defaulted Receivables - Eligible	$—
	Defaulted Receivables - Ineligible	$—
	Gross Weighted Average Receivable Rate	3.78%
	Weighted Average Cost of Wholesale Incentive Plan	0.10%
	Securities Balances
	Beginning Offered Term Note Balance	$2,000,000,000.00
	Ending Offered Term Note Balance	$2,000,000,000.00
	Average Daily Offered Term Note Balance	$2,000,000,000.00

	Beginning Revolving Note RN -1 Balance	$750,000,000.00
	Ending Revolving Note RN-1 Balance	$750,000,000.00
	Average Daily Revolving Note RN-1 Balance	$750,000,000.00

	Beginning Revolving Note RN-2 Balance	$750,000,000.00
	Ending Revolving Note RN-2 Balance	$750,000,000.00
	Average Daily Revolving Note RN-2 Balance	$750,000,000.00

	Beginning Certificate Balance	$132,000,000.00
	Ending Certificate Balance	$132,000,000.00
	Average Daily Certificate Balance	$132,000,000.00
III	Trust Percentage & Trust Interest Collections
	Average Offered Term Note Balance	$2,000,000,000.00
	Average Daily Revolving RN -1 Balance	750,000,000.00
	Average Daily Revolving RN - 2 Balance	750,000,000.00
	Average Certificate Balance	132,000,000.00

	Average Daily Trust Balance	$3,632,000,000.00

	Average Daily Pool Balance	$4,197,866,700.23
	Total Interest Collected	$13,654,183.17
	Trust Percentage	86.5201%

Monthly Servicing Report
Superior Wholesale Inventory Financing Trust VIII
October 2003

			Beginning			Ending
			Note Distribution Account	Current Month Actual	Required	Note Distribution Account
IV Distribution of Trust Interest			Balance	Amounts	Distribution	Balance

Available Trust Interest:
Trust Interest Collections				$7,818,317.02
Minimum Investment Proceeds (Commercial Paper)				0.00
Minimum Investment Proceeds (Money Market Funds)				183,836.27

				$8,002,153.29

Term Note Interest	Interest Rate (LIBOR+.13%)	1.250%
	Average Daily Balance	$2,000,000,000.00	N/A	$2,847,222.22	$2,847,222.22	N/A
	# of Days of Interest	41

Revolving Note RN-1	Interest Rate (LIBOR+.22%)	1.340%
	Average Daily Balance	$750,000,000.00	N/A	$697,916.67	$697,916.67	N/A
	# of Days in Collection Period	25

Revolving Note RN-2	Interest Rate (LIBOR+.22%)	1.340%
	Average Daily Balance	$750,000,000.00	N/A	$697,916.67	$697,916.67	N/A
	# of Days in Collection Period	25

				$4,243,055.56

Interest Available After Note Interest Payment				$3,759,097.73

Servicer Advances Not Previously Reimbursed				—
Reserve Fund Deposit Amount				—
Cash Accumulation Reserve Fund Deposit Amount				—

Certificate Interest	Interest Rate (LIBOR+.45%)	1.570%
	Average Daily Balance	$132,000,000.00		236,023.33	$236,023.33	N/A
	# of Days of Interest	41

Trust Defaulted Amount				—
Unreimbursed Trust Charge-Offs				—

		Seller Excess Interest		$3,523,074.40

Cash Accumulation Reserve Fund Draw Amount — Notes				$402,642.76
Cash Accumulation Reserve Fund Draw Amount — Certificates				$59,583.11

		Seller Excess Interest + Draw Amount		$3,985,300.27

Monthly Service Fee (1/12 of 1% of Average Daily Trust Invested Balance)				$2,440,860.22

Summary
(A) Coverage of Deficiency Amount
Deficiency Amount				$—
Deficiency Amount Covered by Servicer Advance				—
	(a) Monthly Service Fee			—
	(b) (1) Aggregate Term Noteholders’ Interest			—
	(2) Revolver Interest			—
	(3) Specified Support Arrangements Payments			—
	(c) Aggregate Certificateholders’ Interest			—
Unsatisfied Deficiency Amount				—
Unsatisfied Deficiency Amount Covered by Reserve				—
	(a) Monthly Service Fee			—
	(b) (1) Aggregate Term Noteholders’ Interest			—
	(2) Revolver Interest			—
	(3) Specified Support Arrangements Payments			—
	(c) Aggregate Certificateholders’ Interest			—
	(d) Servicer Advances not previously reimbursed			—
	(e) Trust Defaulted Amount			—
(B) Beginning Unreimbursed Trust Charge-Offs				—
Plus: Trust Charge-Offs (Prior Trust Defaulted Amount)				—
Plus: Trust Defaulted Amounts(Current)				—
Less: Amount Covered by Trust Interest Collections				—
Less: Reserve Fund Draw Amount				—

Ending Unreimbursed Trust Charge-Offs				$—

(C) Beginning Unreimbursed Servicer Advance				$—
Plus: Servicer Advance (Current Month)				—
Less: Reimbursed Servicer Advance-
	(From Trust Interest Collections)			—

Ending Unreimbursed Servicer Advance				$—

(D) Reserve Fund Required Amount				$262,920,000.00
Beginning Reserve Balance				$262,920,000.00
Plus: Reserve Fund Deposit Amount				—
Less: Reserve Fund Draw Amount				—

Ending Reserve Balance				$262,920,000.00	Invest in Nations Money Market Funds from November 17, 2003 to December 12, 2003

Required Amount Over Ending Reserve Balance				$—

(E) Cash Accumulation Reserve Fund Required Amount				$24,003,357.24
Beginning Cash Accumulation Reserve Fund Balance				$24,406,000.00
Plus: Cash Accumulation Reserve Fund Deposit Amount				—
Less: Cash Accumulation Reserve Fund Draw Amount				402,642.76

Ending Cash Accumulation Reserve Fund Balance				$24,003,357.24	Invest in Nations Money Market Funds from November 17, 2003 to December 12, 2003

Required Amount Over Ending Cash Accum Reserve Fund Bal				$—

(F) Cash Accumulation Reserve Fund Required Amount				$3,990,416.89
Beginning Cash Accumulation Reserve Fund Balance				$4,050,000.00
Plus: Cash Accumulation Reserve Fund Deposit Amount				—
Less: Cash Accumulation Reserve Fund Draw Amount				59,583.11

Ending Cash Accumulation Reserve Fund Balance				$3,990,416.89	Invest in Nations Money Market Funds from November 17, 2003 to December 12, 2003

Required Amount Over Ending Cash Accum Reserve Fund Bal				$—

From Bank of New York to GMAC

Seller Excess Interest	$3,523,074.40
Cash Accumulation Draw Amount-Notes	402,642.76
Cash Accumulation Draw Amount-Certificates	59,583.11
Ineligible Interest	—
Additional Trust Principal	—
Minimum Investments Received for Current Month	(183,836.27)

11/17/2003 Distribution to GMAC	$3,801,464.00

From Bank of New York to Chase Manhattan Bank (USA)
From Chase Manhattan Bank (USA) — New York to GMAC

Certificate Interest Due GMAC	$2,360.23

From Bank of New York to Chase Manhattan Bank (USA)
From Chase Manhattan Bank (USA) — New York to DTC

Certificate Interest Due Investors	$233,663.10

From Bank of New York to US Bank (NCAT)

Revolving Note Interest	$1,395,833.34

From Bank of New York to Term Note Holders (DTC)

Term Note Interest	$2,847,222.22

Total Disbursements From Bank of New York	$8,280,542.89

Monthly Servicing Report
Superior Wholesale Inventory Financing Trust VIII
October 2003

VI	Distribution Amounts
	Term Note Balance Prior to Distribution	$2,000,000,000.00
	Distribution Amount Allocable to Principal	—

	Term Note Balance After Distribution	$2,000,000,000.00

	Revolving Note RN-1 Balance Beginning of Collection Period	$750,000,000.00
	Movement During Collection Period	—

	Revolving Note RN-1 Balance End of Collection Period	$750,000,000.00

	Revolving Note RN -2 Balance Beginning of Collection Period	$750,000,000.00
	Movement During Collection Period	—

	Revolving Note RN-2 Balance End of Collection Period	$750,000,000.00

	Certificate Balance Prior to Distribution	$132,000,000.00
	Distribution Amount Allocable to Principal	—

	Certificate Balance After Distribution	$132,000,000.00

VII	Trust Early Amortization Triggers
	(1) Average Monthly Payment Rates <25%
	Current month	33.5%
	Current month - 1	N/A
	Current month - 2	N/A
	Three month Average	N/A

	(2) Reserve Fund < Reserve Fund Required Amount
	Reserve Fund on Deposit	$262,920,000.00
	Reserve Fund Required Amount	262,920,000.00

	Current month	$—

	Reserve Fund on Deposit	$—
	Reserve Fund Required Amount	—

	Current month - 1	$—

	Reserve Fund on Deposit	$—
	Reserve Fund Required Amount	—

	Current month - 2	$—

	(3) Reserve Fund Required Amount Exceeds Reserve Fund by > Reserve Fund Trigger Amount
	Reserve Fund Required Amount	$262,920,000.00
	Reserve Fund on Deposit	262,920,000.00

	Current month	$—

	Reserve Fund Trigger Amount	$20,000,000.00

	(4) Used Trust Receivables/Daily Trust Balance > 20%
	Used Trust Receivables	$93,878,967.77
	Month-End Daily Trust Balance	$3,632,000,000.00
	Current month	2.585%

	(5) Average Daily Trust Balance/(Average Term Notes + Average Certificate Balance) Less than 75%
	(To be determined over most recent six Collection Periods)
	Current month	170.4%
	Current month - 1	N/A
	Current month - 2	N/A
	Current month - 3	N/A
	Current month - 4	N/A
	Current month - 5	N/A
	Six month Average	N/A

	(6) Aggregate Available Receivables <70% of Aggregate Receivables
	Current month	94.6%
	Current month - 1	N/A

VIII	Cash Accumulation Triggers
	Have any of the above Trust Early Amortization Events occurred with respect to the Offered Term Notes?	No
IX	Rapid Amortization Triggers
	Have any of the following events occurred which would constitute a Rapid Amortization Event for the 2003-A Term Notes and an Early Amortization Event for the Trust?
	(1) The occurrence of certain events of bankruptcy, insolvency or receivership relating to any of General Motors, the Servicer or the Seller?	No
	Rapid Amortization Triggers for 2003-A Term Notes and Certificates
	(2) Term Note Cash Accumulation Reserve Fund Less Than $425,000	No
	Current Month	24,406,000.00
	(3) Certificate Cash Accumulation Reserve Fund less Than $63,250	No
	Current Month	4,050,000.00
	(4) Trust or Seller becomes required to register as an investment company	No